UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective on October 29, 2021, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), appointed Mr. Quan Anh Vu as Chief Operating Officer/Chief Business Officer (“COO/CBO”) of the Company. Mr. Vu’s biographical information is included below:

Mr. Vu has extensive experience in executive management and leadership roles for life sciences companies. Mr. Vu served as Managing Director and Co-Head of Healthcare IT at Solganick & Co., a technology investment banking firm, from September 2019 through October 2021. From April 2021 through October 2021, Mr. Vu also served as the Chief Executive Officer of Baleena Bioscience, Inc., a biotechnology/medical device company. Finally, since July 2020, Mr. Vu has served as a consultant with LS Associates, a life science services firm. Before working with LS Associates, from September 2016 to August 2019, Mr. Vu served as Vice President and Head of Strategy and Corporate/Business Development at Opiant Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to that, Mr. Vu held various consulting, director and manager roles with a number of companies in the pharmaceutical and biotechnology industries. Mr. Vu received his Bachelor’s degree in Economics from UCLA.

Mr. Vu has no familial relationships with any executive officer or director of the Company. Mr. Vu is not party to any material plan, contract or arrangement (whether or not written) with the Company, other than as described below, and there are no arrangements or understandings between Mr. Vu and any other person pursuant to which they were selected to serve as an officer of the Company, nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Quan Anh Vu Executive Employment Agreement

On October 27, 2021, and effective on November 1, 2021, the Company entered into an Employment Agreement with Mr. Vu (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Vu agreed to serve as Chief Operating Officer/Chief Business Officer (“COO/CBO”) for the Company. In his role as COO/CBO, Mr. Vu’s responsibilities include, but are not limited to, (a) working with the Chief Executive Officer (“CEO”) for creating, planning and integrating the strategic direction of the Company; (b) engaging and retaining advisors and other key employees and consultants of the Company; (c) reviewing the Company’s budgets; (d) crafting and reviewing the Company’s annual strategic plan; (e) reviewing all mergers and acquisitions and asset purchases and sales, including disposition and licensing of all intellectual property and patents; (f) crafting , executing and concluding, when possible, all in-licensing, out-licensing, sub-licensing and partnering endeavors; and (g) fulfilling such other duties and responsibilities consistent with the appointed position and title (collectively, the “Services”).

In consideration for performing the Services, which require that Mr. Vu allocate his full business efforts to the Company, the Company agreed to pay Vu a starting salary of $390,000 per year, subject to annual increases of up to 5% (on each November 1st, but effective as of the following January 1st). Upon completion of a financing of $50 million or more, the annual salary will be increased by $10,000. In addition to the base salary, Mr. Vu will receive an annual bonus, with a target bonus opportunity of 50% of the then-current base salary, based on achievement of performance and management objectives established by the CEO and the Compensation Committee, in consultation with Mr. Vu, payable on or before March 31st of the year following the year in which the bonus is earned. Mr. Vu may elect the Annual Bonus to be paid in cash or the equivalent value in the Company’s common stock, or a combination of the two. For calendar year 2021, the Annual Bonus, if any, will be pro-rated based on the partial year of employment. The Board of Directors, as recommended by the Compensation Committee, may also award Mr. Vu bonuses from time to time (in stock, options, cash, or other forms of consideration) in its discretion.

The Board agreed to grant Mr. Vu options to purchase 275,000 shares of the Company’s common stock, which have a 10 year term and an exercise price to be determined after the filing of the Company’s Form 10-Q report which will be granted under and pursuant to the Company’s 2020 Omnibus Incentive Plan. The options will vest in 48 equal monthly installments, provided such options will vest immediately upon Mr. Vu’s death or disability, termination without cause or a termination by Mr. Vu for good reason, or a change of control or sale of the Company. The Employment Agreement also allows for future yearly equity awards in the discretion of the Compensation Committee.

The Employment Agreement has an initial term of three years and renews thereafter for additional one year terms, until terminated as provided in the agreement. The Company may also terminate the agreement for “cause”, which means any of the following: (i) Mr. Vu engaging in any acts of fraud, theft, or embezzlement involving the Company; (ii) Mr. Vu’s conviction, including any plea of guilty or nolo contendere, of any felony crime which is relevant to the Executive’s position with the Company; and (iii) a material violation of this Agreement by Mr. Vu which is materially damaging to the reputation or business of the Company, provided that prior to terminating Mr. Vu for Cause, the Board of Directors must first provide notice and an opportunity to remedy the condition, if subject to remedy. The Company may also terminate Mr. Vu’s employment, if Mr. Vu is unable to perform the essential functions of his position for 120 days in any 12 month period due to any disability. The Employment Agreement can also be terminated by the Company, upon 30 days’ prior notice, without cause.

Mr. Vu may terminate the Employment Agreement for “Good Reason”, upon 30 days’ notice and right for the Company to cure, which means the occurrence of any of the following, without Mr. Vu’s consent: (i) a material diminution in the nature or scope of Mr. Vu’s title, authority or responsibilities, causing them to be inconsistent with the position of COO/CBO of a comparable public company; (ii) a material adverse change in Services to be provided, causing them to be inconsistent with the position of a similar nature of a comparable public company; (iii) a material reduction in base salary or target bonus opportunity; or (iv) the Company’s breach of a material provision of the Employment Agreement. The Employment Agreement also terminates at the end of the term or any renewal term, if not renewed, and upon Mr. Vu’s death.

If the Company terminates Mr. Vu’s employment without cause, Mr. Vu resigns for Good Reason, or the term expires without renewal (due to a termination by the Company), then the Company is required to pay Mr. Vu 12 months of base salary (pro-rated if termination occurs during the first year of the agreement), any accrued annual bonus, the pro rata amount of the next year’s bonus, and monthly health insurance payments for the period that Mr. Vu is eligible to receive severance payments. Mr. Vu must execute a general release to become eligible for the termination payments.

The Employment Agreement contains standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of the agreement.

The foregoing summary of the material terms of the Employment Agreement above is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement dated October 29, 2021, by and between 180 Life Sciences Corp. and Quan Anh Vu
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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